UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2023

Commission File No. 1-9852

CHASE CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts	1-9852	11-1797126
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

375 University Avenue, Westwood, Massachusetts 02090
(Address of Principal Executive Office) (Zip Code)

(Registrant’s telephone number, including area code: (781) 332-0700)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.10 par value	CCF	NYSE American

Item 5.07	Submission of Matters to a Vote of Security Holders.

On October 6, 2023, Chase Corporation, a Massachusetts corporation (“Chase”), convened a special meeting of shareholders (the “Special Meeting”) to consider and vote upon certain proposals related to the Agreement and Plan of Merger, dated as of July 21, 2023, as it may be amended from time to time (the “Merger Agreement”), by and among Chase, Formulations Parent Corporation, a Delaware corporation (“Parent”) and Formulations Merger Sub Corporation, a Delaware corporation and a direct, wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into Chase, with Chase surviving as a wholly owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are affiliates of investment funds managed by Kohlberg Kravis Roberts & Co. L.P., a global investment firm. As a result of the Merger, Chase will no longer be publicly held. In addition, the common stock, par value $0.10 per share, of Chase (“Chase common stock”) will be delisted from the NYSE American and deregistered under the Securities Exchange Act of 1934, as amended.

There were 9,508,483 shares of Chase common stock issued and outstanding as of August 29, 2023, the record date for the Special Meeting (the “Record Date”). At the Special Meeting, the holders of 8,295,298 shares of Chase common stock were present via webcast or represented by proxy, representing approximately 87.24% of the total outstanding shares of Chase common stock as of the Record Date, which constituted a quorum. Holders of approximately 85.16% of shares of Chase common stock outstanding as of the Record Date and entitled to vote voted to approve and adopt the Merger Agreement.

At the Special Meeting, the following proposals were voted upon (each of which is described in greater detail in the definitive proxy statement filed by Chase with the Securities and Exchange Commission on August 31, 2023):

Proposal 1 – The Merger Proposal: To approve and adopt the Merger Agreement (the “Merger Proposal”).

Proposal 2 – The Merger Compensation Proposal: To approve, on a non-binding advisory basis, certain compensation that will or may be paid by Chase to its named executive officers that is based on or otherwise relates to the Merger.

Proposal 3 – The Adjournment Proposal: To approve the adjournment of the Special Meeting, including if necessary, to solicit additional proxies in favor of Proposal 1 – The Merger Proposal, if there are not sufficient votes at the time of such adjournment to approve the Merger Proposal.

A summary of the voting results for each proposal is set forth below.

Proposal No. 1 – Merger Proposal

Votes For	Votes Against	Abstentions
8,097,605	184,269	13,424

Proposal No. 2 – Merger Compensation Proposal

Votes For	Votes Against	Abstentions
7,414,771	865,641	14,886

Proposal No. 3 – Adjournment Proposal

Votes For	Votes Against	Abstentions
7,783,690	449,843	61,765

Although Proposal 3 was approved, the adjournment of the Special Meeting was not necessary because Chase’s shareholders approved Proposal 1.

Item 8.01	Other Events.

On October 6, 2023, Chase issued a press release announcing the results of the Special Meeting. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release dated October 6, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chase Corporation

Dated: October 6, 2023	By:	/s/ Michael J. Bourque
Michael J. Bourque
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated October 6, 2023.